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                                                                    EXHIBIT 10.3

                  FINANCIAL ADVISORY AND CONSULTING AGREEMENT
                  -------------------------------------------

     THIS FINANCIAL ADVISORY AND CONSULTING AGREEMENT (this "Agreement") is made and entered into as of September 8, 2000 by Flexxtech Holdings, Inc. a Nevada Corporation ("Flexxtech" or "the Company"), and Ameri-First Financial Group, a Nevada corporation ("Ameri-First ").

                             PRELIMINARY STATEMENT
                             ---------------------

     A. Flexxtech has agreed to render financial advisory services in connection with, among other things, the negotiation of transactions, marketing and support of the Company, acquisitions, and corporate organization (the "Transaction").

     B. Ameri-First has requested that Flexxtech render financial advisory, consulting, and other similar services to the Company with respect to certain future transactions by the Company.

     C. Ameri-First has requested that Flexxtech render financial oversight and management services to the Company on an ongoing basis.

     NOW, THEREFORE, in consideration of the services rendered and to be rendered by Flexxtech and the mutual covenants herein contained, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, Flexxtech and Ameri-First , intending to be legally bound hereby, now agree as follows:

                            STATEMENT OF AGREEMENT
                            ----------------------

     Section 1.     Retention.
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               (a)  Ameri-First hereby retains Flexxtech as financial advisor to the Company in connection with the marketing and support of its company as well as consulting services.

               (b) The Company hereby retains Flexxtech to provide ongoing financial oversight and management services to the Company as may be reasonably requested by the board of directors of the Company during the term of this Agreement.

     Section 2.     Term.  The term of this Agreement shall continue until the
                    ----
earlier to occur of (i) the first anniversary of the date hereof and (ii) one year.

     Section 3.     Duties of Flexxtech.  Flexxtech will perform the following
                    -------------------
duties under this Agreement:

               (a)  assist the Company in shareholder relations;

               (b) use its best efforts to bring awareness to the financial community and the public of the company and its common stock;

               (c)  communicate to the Company, orally or in writing, and

               (d) assist the Company in negotiating contracts and or private placements.
     Section 4.     Representations, Warranties and Covenants of Ameri-First.
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                    The Company represents and warrants to the following:
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                    (a)  The Company is a corporation duly incorporated and
                         validly existing in good standing under the laws of the State of Nevada.

                    (b) Ameri-First has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. When executed and delivered by Ameri-First and the Company, this Agreement will constitute a valid and legally binding obligation of the Ameri-First, enforceable in accordance with its terms.

                    (c) This Agreement will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Ameri-First or any of its subsidiaries is a party or by which the Ameri-First or any of its subsidiaries is bound, or to which any of the property or assets of Ameri-First or any of its subsidiaries is subject, or (ii) subject to obtaining any required consent of its shareholder, result in any violation of the provisions of the Certificate or Articles of Incorporation or By-Laws of Ameri-First

                    (d) The Ameri-First will furnish to the Company any information concerning Ameri-First and its subsidiaries which the Company reasonably deems appropriate, and will provide the Company access to the Ameri-First's officers, directors, accountants, counsel and other advisors. All such information concerning the Ameri-First and its subsidiaries is and will be true and accurate in all material respects, and does not and will not as of its date, and will not as supplemented or amended as of the date of the Closing, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or were made. Ameri-First acknowledges and agrees that the Company will be using and relying upon such information supplied by the Ameri-First, its officers, directors, accountants, counsel and other advisors, and other publicly-available information concerning Ameri-First and its subsidiaries, without any independent investigation or verification thereof or any independent appraisal by the Company of Ameri-First or its business or assets

                    (e) Ameri-First agrees that if, at any time during the Term of this Agreement, any event shall have occurred as a result of which the financial statements include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the financial information Ameri-First shall notify the Company promptly and provide the Company with such information as shall be necessary so that an appropriate amendment or supplement to the financials and other statements can be prepared or other appropriate action taken.

     Section 5.     Compensation.
                    ------------

               (a) As compensation for Flexxtech's services as financial advisor to the company in connection with this Agreement, Ameri-First agrees to issue to Flexxtech five hundred thousand (500,000) shares of common stock of Ameri-First Financial Group, Inc. (OTCBB: AMFR), at $.001 per share (par value) or $500. Ameri-First agrees that the 500,000 shares has been paid in full for services already rendered and that a certificate shall be immediately issued upon signing this Agreement. Ameri-First agrees to register the 500,000 shares with the Securities and Exchange Commission under Regulation S-8 (Consultants Stock) within ninety (90) days of the signing of this Agreement. After ninety days and the common stock herein has not been registered, this Agreement shall be in breach by Ameri-First and as a penalty for Ameri-First's breach, Ameri-First shall, each month the

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stock has not been registered agrees to issue an additional Fifty (50,000)
shares of Ameri-First stock under the same terms as this Section 5, same price of $.001 per share, considered for services already rendered and registered under SEC Regualtion S-8 within ninety days.

     Section 6.     Reimbursement of Expenses.  In addition to the compensation
                    -------------------------
to be paid pursuant to Section 5 hereof, Ameri-First agrees to pay or reimburse Flexxtech for all "Reimbursable Expenses".

     Section 7.     Indemnification.  Ameri-First shall indemnify and hold
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harmless each of Flexxtech, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees (Flexxtech, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons" and individually as an "Indemnified person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those resulting from the negligence of the Indemnified Person and fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by Ameri-First or (ii) consent or in conformity with Ameri-First's instructions or Ameri-First's action or omissions or (B) are otherwise related to or arise out of Flexxtech's engagement hereunder, and will reimburse each Indemnified Person for all costs and expenses, including fees of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not any liability results therefrom. AMERI-FIRST HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF FLEXX OR ANY OTHER INDEMNIFIED PERSON.

     The foregoing right to indemnity shall be in addition to any rights that Flexxtech and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Ameri-First hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against Flexxtech or any other Indemnified Person.

     It is understood that, in connection with Flexxtech's engagement, Flexxtech may also be engaged to act for Ameri-First in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

     If the indemnity referred to in this Agreement should be, for any reason whatsoever, rendered unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, Ameri-First shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate to reflect the relative benefits received by and the relative fault of each such Indemnified person, respectively, on the one hand and Ameri-First on the other hand in connection with the transaction; provided, however, that in no event shall the aggregate contribution of all Indemnified persons to all Losses in connection with any pursuant to this Agreement. The relative fault of each Indemnified Person and Ameri-First shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or the Fund and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

     Section 8.     Confidential Information.  In connection with the
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performance of the services hereunder, Flexxtech agrees not to divulge or use for its own benefit or in violation of Federal Securities Laws, any confidential information, secret processes or trade secrets disclosed by Ameri-First to it solely in its capacity as a financial advisor, unless Ameri-First consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to Flexxtech without restriction or breach of any

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confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

     Section 9.     Governing Law.  This Agreement shall be construed,
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interpreted, and enforced in accordance with the laws of the State of Nevada, excluding any choice-of-law provisions thereof.

     Section 10.    Assignment.  This Agreement and all provisions contained
                    ----------
herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any or the rights, interests, or obligations hereunder shall be assigned by either party without the prior written consent of the other.

     Section 11.    Independent Contractor.  For all purposes of this Agreement,
                    ----------------------
Flexxtech shall be an independent contractor and not an employee or dependent agent of Ameri-First. Except as provided in this Agreement, Flexxtech shall have no authority to bind, obligate or represent Ameri-First.

     Section 12.    Amendment.  Except as otherwise expressly provided herein,
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this Agreement shall not be amended, nor shall any provision of this Agreement be considered modified or waived, unless evidenced by a writing signed by the parties hereto.

     Section 13.    Termination.  The expiration, revocation or termination of
                    -----------
this Agreement shall not extinguish the obligations of the Company for the payment of fees and expenses in respect of services for periods prior to the effective date such expiration, revocation or termination. The indemnification and contribution obligations of the Company under Section 7 shall survive the expiration, revocation or termination of this Agreement.

     Section 14.    Counterpart.  This Agreement may be executed in two or more
                    -----------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     Section 15.    Other Understanding  All discussions, understandings, and
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agreements theretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto.

     Section 16.    Attorneys Fees.  The prevailing party in any dispute
                    --------------
resulting from this Agreement shall be reimbursed all legal fees, including all court and other cost, by the defeated party. The defeated party agrees to pay all legal cost and fees of the prevailing party immediately upon a judgment or decision being rendered.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        FLEXXTECH HOLDINGS, INC.


                                        By:/s/ Greg Mardock
                                           --------------------------
                                        Name: Greg Mardock
                                        Title:  President

                                        AMERI-FIRST FINANCIAL GROUP, INC.


                                        By:/s/ Jeffrey C. Bruteyn
                                           --------------------------
                                        Name:  Jeffrey C. Bruteyn
                                        Title:  CEO

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